   As filed with the Securities and Exchange Commission on September 29, 2000.
                                                     Registration No. 333-
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              DELTA AIR LINES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                    58-0218548
-------------------------------            ------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

Hartsfield Atlanta International Airport, Atlanta, Georgia             30320
----------------------------------------------------------          ----------
        (Address of Principal Executive Offices)                    (Zip Code)

            ATLANTIC SOUTHEAST AIRLINES, INC. INVESTMENT SAVINGS PLAN
                         DELTA FAMILY-CARE SAVINGS PLAN
                         ------------------------------
                            (Full title of the plan)

                             Robert S. Harkey, Esq.
               Senior Vice President - General Counsel & Secretary
                              Delta Air Lines, Inc.
                    Hartsfield Atlanta International Airport
                             Atlanta, Georgia 30320
          -------------------------------------------------------------
                     (Name and address of agent for service)
                                 (404) 715-2387
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================
Title of                      Amount to be           Proposed         Proposed maximum           Amount of
securities to                 registered (1)     maximum offering     aggregate offering       registration
be registered                                   price per share (2)        price (2)                fee
-----------------------------------------------------------------------------------------------------------
Common Stock, par
value $1.50 per share      2.5 million shares         $45.313             $113,282,500           $29,906.58
and related rights
===========================================================================================================

1. The shares being registered include 1 million shares to be issued under the Atlantic Southeast Airlines, Inc. Investment Savings Plan and 1.5 million shares to be issued under the Delta Family-Care Savings Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "1933 Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold under those plans. Also, each share of Common Stock to be issued under those Plans includes one-half of a preferred stock purchase right ("Right") to be issued pursuant to the terms and conditions of the Rights Agreement dated as of October 24, 1996, as amended as of July 22, 1999, between registrant and First Chicago Trust Company of New York, as Rights Agent. Each whole Right, when exercisable, would entitle its registered holder to purchase one one-hundredth of a share of Series D Junior Participating Preferred Stock of registrant at an exercise price of $300, subject to adjustment in certain circumstances. The Rights will expire at the close of business on November 4, 2006, unless earlier exchanged or redeemed by registrant.

2. Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) under the 1933 Act, on the basis of the average of the high and low sales prices per share of Common Stock of registrant as reported on the New York Stock Exchange on September 22, 2000.

The contents of Registration Statement No. 33-304454 relating to the Delta Family-Care Savings Plan are incorporated by reference into this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed or to be filed with the Securities and Exchange Commission are hereby incorporated by reference into this registration statement as of their respective dates:

         (a) Annual Report of Delta Air Lines, Inc. ("Delta") on Form 10-K for the fiscal year ended June 30, 2000,

         (b) Annual Report on Form 11-K for the year ended June 30, 1999 Delta Family-Care Savings Plan;

         (c) all other reports filed by Delta pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), since June 30, 2000, and

         (d) the description of Delta's Common Stock which is contained in its registration statement filed under Section 12 of the Exchange Act, including all amendments and reports filed for the purpose of updating such description.

         All documents filed by Delta pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and all Reports on Form 11-K filed regarding the Atlantic Southeast Airlines, Inc. Investment Savings Plan filed after the date of this registration statement and before the filing of a post-effective amendment to this registration statement that indicates that all securities registered hereunder have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102 of the Delaware General Corporation Law ("DGCL") allows a corporation to eliminate or limit the personal liability of directors of a corporation to the corporation or to its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful dividends and stock repurchases or (iv) for any transaction from which the director derived an improper personal benefit. Article Eighteenth of Delta's Certificate of Incorporation provides that no director shall be personally liable to Delta or its stockholders for monetary damages for any breach of his fiduciary duty as a director, except as provided in Section 102 of the DGCL.

         Section 145 of the DGCL provides that in the case of any action other than one by or in the right of the corporation, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145 of the DGCL provides that in the case of an action by or in the right of a corporation to procure a judgment in its favor, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any action or claim as to which such person shall have been adjudged to be liable to the corporation unless a court determines upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification.

         Article Tenth of Delta's Certificate of Incorporation provides that Delta shall to the extent permitted by law indemnify, reimburse, or pay any person for all liabilities incurred by or imposed upon him as a result of any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, including any appeals therefrom and any collateral proceedings, in which he shall be involved by reason of that fact that he is or was serving as a director, officer or employee of Delta, or, that, at the request of Delta, he is or was serving another corporation or enterprise in any capacity.

         Delta has purchased and maintains at its expense, on behalf of directors and officers, insurance, within certain limits, covering liabilities that may be incurred by them in such capacities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

 4.1 Delta's Certificate of Incorporation (Filed as Exhibit 3.1 to Delta's Quarterly Report on Form 10-Q for the quarter ended September 30,
         1998)*

 4.2 Delta's By-Laws (Filed as Exhibit 3.2 to Delta's Annual Report on Form 10-K for the fiscal year ended June 30, 2000) *

 4.3 Rights Agreement dated as of October 24, 1996, between Delta and First Chicago Trust Company of New York, as Rights Agent, as amended by Amendment No. 1 thereto dated as of July 22, 1999 (Filed as Exhibit 1 to Delta's Form 8-A/A Registration Statement dated November 4, 1996, and Exhibit 3 to Delta's Amendment No. 1 to Form 8-A/A Registration Statement dated July 30, 1999)*

 5 Opinion of Susan Ellen Wolf, Senior Attorney of Delta, with respect to the legality of the securities being registered

23.1     Consent of Susan Ellen Wolf (included in Exhibit 5.1)

23.2     Consent of Arthur Andersen LLP

24       Powers of Attorney

----------

* Incorporated by reference into this registration statement.

Delta has submitted or will submit the Delta Family-Care Savings Plan and any amendment thereto to the Internal Revenue Service (IRS) in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan under Section 401 of the Internal Revenue Code. Delta will cause Atlantic Southeast Holdings, Inc. to do the same regarding the Atlantic Southeast Airlines, Inc. Investment Savings Plan .

ITEM 9.  UNDERTAKINGS.

         Delta undertakes:

a.       1.       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs a.1.i and a.1.ii do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Commission by Delta pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b. That, for purposes of determining any liability under the Securities Act of 1933, each filing of Delta's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Delta pursuant to the provisions referred to in Item 6 of this registration statement, or otherwise, Delta has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Delta of expenses incurred or paid by a director, officer or controlling person of Delta in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Delta will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Delta certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and Delta and each of the undersigned plans have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, and the State of Georgia, on the 28th day of September, 2000.

DELTA FAMILY-CARE SAVINGS PLAN               DELTA AIR LINES, INC.



By: /s/ James B. Taylor                      By: /s/ Leo F. Mullin
   ------------------------------------         -------------------------
   James B. Taylor                              Leo F. Mullin
   Chief Investment Officer, Delta Air          Chairman of the Board and
   Lines Benefit Trusts                         Chief Executive Officer



ATLANTIC SOUTHEAST AIRLINES, INC.
INVESTMENT SAVINGS PLAN


By: /s/ Chuck Thibaudeau
   ------------------------------------
   Chuck Thibaudeau, Plan Administrator

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the 28th day of September, 2000, by the following persons on behalf of the registrant and in the capacities indicated.

SIGNATURE                                                     TITLE

 /s/ Leo F. Mullin                 Chairman of the Board and
----------------------             Chief Executive Officer
Leo F. Mullin                      (Principal Executive Officer)


 /s/ M. Michele Burns              Executive Vice President and
----------------------             Chief Financial Officer
M. Michele Burns                   (Principal Financial Officer and Principal
                                   Accounting Officer)


Edwin L. Artzt*                    Director
------------------
Edwin L. Artzt

James L. Broadhead*                Director
------------------
James L. Broadhead

R. Eugene Cartledge*               Director
------------------
R. Eugene Cartledge

Mary Johnston Evans*               Director
------------------
Mary Johnston Evans

George M.C. Fisher*                Director
------------------
George M.C. Fisher

David R. Goode*                    Director
------------------
David R. Goode

Gerald Grinstein*                  Director
------------------
Gerald Grinstein

Andrew J. Young*                   Director
------------------
Andrew J. Young

*By: /s/ M. Michele Burns          Attorney-In-Fact
    ---------------------
    M. Michele Burns

                                  EXHIBIT INDEX

Exhibit No.                                Description of Exhibits
-----------                                -----------------------

 4.1              Delta's Certificate of Incorporation (Filed as Exhibit 3.1 to Delta's
                  Quarterly Report on Form 10-Q for the quarter ended September 30, 1998)
                  *

 4.2              Delta's By-Laws (Filed as exhibit 3.2 Delta's Annual Report on Form
                  10-K for the fiscal year ended June 30, 2000)*

 4.3              Rights Agreement dated as of October 24, 1996, between Delta and First
                  Chicago Trust Company of New York, as Rights Agent, as amended by
                  Amendment No. 1 thereto dated as of July 22, 1999 (Filed as Exhibit 1 to Delta's Form 8-A/A Registration Statement dated November 4, 1996, and Exhibit 3 to Delta's Amendment No. 1 to Form 8-A/A Registration
                  Statement dated July 30, 1999)*

 5                Opinion of Susan Ellen Wolf, Senior Attorney of Delta, with respect to the legality of the securities being registered

23.1              Consent of Susan Ellen Wolf (included in Exhibit 5.1).

23.2              Consent of Arthur Andersen LLP

24                Powers of Attorney

-----------

* Incorporated herein by reference.